UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 1, 2006

Comfort Systems USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13011	76-0526487
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 Post Oak Boulevard, Suite 500
Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(713) 830-9600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

Effective April 1, 2006, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Comfort Systems USA, Inc., a Delaware corporation (the “Company”) adopted the 2006 Incentive Compensation Plan for Executive Officers.  Under the plan, the maximum bonus payable to Messrs. Murdy, George, and Tanner is 100% of their respective base salaries, and the maximum amount payable to Ms. Shaeff is 50% of her base salary.  Messrs. Murdy, George and Tanner along with Ms. Shaeff are named executive officers of the Company.  A portion of each officer’s bonus is based upon a discretionary assessment of such executive’s performance.  For Messrs. Murdy, George and Tanner, the discretionary maximum is equal to 10% of their base salary; for Ms. Shaeff, the discretionary maximum is equal to 20% of her base salary.  The remaining portion of each officer’s bonus is subject to the Company achieving a minimum cash flow amount and is then calculated based upon the Company’s earnings before interest, taxes, depreciation and amortization.  The calculation begins once a minimum threshold is obtained and is then proportional to the amount by which the Company exceeds that threshold.  For Messrs. Murdy, George and Tanner, the calculated amount is equal to up to 90% of their base salary; for Ms. Shaeff, the calculated amount is equal to up to 30% of her base salary.

Effective April 1, 2006, the Equity Plans Committee of the Board of Directors of the Company approved awards of restricted stock to certain executive officers (the “2006 Awards”). The 2006 Awards were granted pursuant to the 1997 Long-Term Incentive Plan and will vest pursuant to the positive earning goals stated within the Restricted Stock Award Agreements over a three year term.

The 2006 Awards were granted to the following executives for the purpose of providing an incentive for those individuals to work for the Company’s long term success:

Name/Title	Stock Award Amount

William F. Murdy	50,000
Chairman and Chief Executive Officer

William George, III	25,000
Executive Vice President and Chief Financial Officer

Thomas N. Tanner	25,000
Executive Vice President and Chief Operating Officer

Julie S. Shaeff	5,000
Senior Vice President and Chief Accounting Officer

The exact number of shares of restricted stock that will be issued to each of the executive officers listed above will depend upon whether certain  performance thresholds are achieved during the 12-month periods preceding the scheduled vesting dates in  2006, 2007 and 2008, which vesting percentages range from 0% to 100% of the target number of shares specified above.

Effective April 1, 2006, the Compensation Committee increased the base salary of Messrs. Murdy, George and Tanner and Ms. Shaeff. Mr. Murdy’s annual base salary was increased to $525,000. Messrs. George’s and Tanner’s annual base salaries were increased to $275,000. Ms. Shaeff’s annual base salary was increased to $180,000.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMFORT SYSTEMS USA, INC.

By:

/s/ Trent T. McKenna

Trent T. McKenna, Vice President
and General Counsel
Date: April 6, 2006